Exhibit 99.4

Weighted Average CLTV for Second Liens:     89.92%

Second Lien FICO Scores:

[[EQABS 2002-5 - Second Liens - FICO Score Strat.xls]]


Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Securities, Inc. ("WSI"), member NYSE, NASD, SIPC. This report(s) is for your information only and is not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described in the report. Interested parties are advised to contact the entity with which they deal, or the entity that provided this report to them, if they desire further information. The information in this report has been obtained or derived from sources believed by (Wachovia Securities, Inc. or WSI) to be reliable, but WSI does not represent that this information is accurate or complete. Any opinions or estimates contained in this report represent the judgment of WSI at this time, and are subject to change without notice. WSI or its affiliates may from time to time provide advice with respect to, acquire, hold, or sell a position on the securities mentioned herein.

                                                                                                      Percent of
                                                 Number of               Aggregate                     Aggregate
FICO Score                                     Mortgage Loans        Principal Balance             Principal Balance
-----------------------------------------   ---------------------   ---------------------   --------------------------------
Not Available                                                  5              $99,595.90                            0.12%
426 to 450                                                     2               43,831.77                            0.05
451 to 475                                                     3              101,682.34                            0.13
476 to 500                                                     3              147,369.44                            0.18
501 to 525                                                    38            1,387,187.91                            1.71
526 to 550                                                    92            2,834,717.26                            3.50
551 to 575                                                   140            5,269,796.72                            6.50
576 to 600                                                   189            6,278,047.81                            7.74
601 to 625                                                   425           15,066,109.01                           18.58
626 to 650                                                   595           20,741,572.68                           25.59
651 to 675                                                   395           14,205,221.40                           17.52
676 to 700                                                   195            7,488,943.43                            9.24
701 to 725                                                   108            4,068,740.37                            5.02
726 to 750                                                    48            1,599,092.59                            1.97
751 to 775                                                    33            1,286,494.46                            1.59
776 to 800                                                    10              316,463.68                            0.39
801 to 825                                                     3              132,761.94                            0.16
-----------------------------------------   ---------------------   ---------------------   --------------------------------
Total                                                      2,284          $81,067,628.71                          100.00%
                                            =====================   =====================   ================================